EX – 99.(g)(3)

EXHIBIT A

AMENDMENT DATED JANUARY 30, 2004

TO THE CUSTODY AGREEMENT BETWEEN

MERCANTILE FUNDS, INC.

AND FIFTH THIRD BANK

JANUARY 30, 2004

Name of Fund

Mercantile Prime Money Market Fund

Mercantile Government Money Market Fund

Mercantile Tax-Exempt Money Market Fund

Mercantile Growth & Income Fund

Mercantile Equity Income Fund

Mercantile Equity Growth Fund

Mercantile Capital Opportunities Fund

Mercantile International Equity Fund

Mercantile Diversified Real Estate Fund

Mercantile Limited Maturity Bond Fund

Mercantile Total Return Bond Fund

Mercantile Maryland Tax-Exempt Bond Fund

Mercantile Tax-Exempt Limited Maturity Bond Fund

Mercantile National Tax-Exempt Bond Fund

Mercantile Low Duration Bond Fund

Dow Jones 100 U.S. Portfolio Fund

Dow Jones 80 U.S. Portfolio Fund

Dow Jones 60 U.S. Portfolio Fund

Dow Jones 40 U.S. Portfolio Fund

Dow Jones 20 U.S. Portfolio Fund

MERCANTILE FUNDS, INC.		FIFTH THIRD BANK

By:	/s/ Cornelia H. McKenna	By:	/s/ Christine S. Foster

Name:	Cornelia H. McKenna	Name:	Christine S. Foster
Title:	Vice President	Title:	Assistant Vice President